Exhibit 99.1

FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES REPORTS FISCAL THIRD QUARTER RESULTS

PHOENIX, February 2, 2012 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the third quarter and first nine months of its fiscal year 2012 ended December 31, 2011.

Net sales for the third quarter of fiscal 2012 totaled $114,564,000, up 189% from $39,612,000 for the third quarter of fiscal year 2011.

As previously reported, Fleetwood Homes, Inc., a subsidiary owned 50% by Cavco and 50% by Third Avenue Value Fund (TAVFX), completed the acquisition of substantially all of the assets and assumption of certain liabilities of Palm Harbor Homes, Inc. during the quarter ended June 30, 2011. Palm Harbor had been in the business of manufacturing and marketing factory-built housing and providing related consumer financing and insurance products. The aggregate gross purchase price, exclusive of transaction costs, specified liabilities assumed and post-closing adjustments, was $83,900,000. The results of the Palm Harbor operations have been included in Cavco’s Consolidated Financial Statements since acquisition.

Net income for the fiscal 2012 third quarter was $2,980,000, compared to $290,000 reported in the same quarter one year ago. Net income attributable to Cavco stockholders for the fiscal 2012 third quarter was $1,677,000 compared to $24,000 reported in the same quarter one year ago. Net income per share based on basic and diluted weighted average shares outstanding was $0.24, versus basic and diluted net income of four-tenths of one cent per share last year.

For the first nine months of fiscal 2012, net sales increased 158% to $343,553,000 from $133,005,000 for the comparable prior year period. Net income for the first nine months of fiscal 2012 was $26,840,000 compared to $2,339,000 for the prior year period. Included in net income for the nine months ended December 31, 2011 was a gain on bargain purchase of $22,009,000 resulting from the Palm Harbor transaction, calculated in accordance with the accounting standards for business combinations. Net income attributable to Cavco stockholders for the first nine months of fiscal 2012 was $13,584,000 compared to $1,222,000 last year. For the nine months ended December 31, 2011, net income per share based on basic and diluted weighted average shares outstanding was $1.98 and $1.96, respectively, versus $0.19 and $0.18 for the prior year period, respectively. Net income attributable to Cavco stockholders for the nine months ended December 31, 2011 includes one half of the bargain purchase gain recognized, consistent with Cavco’s ownership percentage of Fleetwood Homes.

Referring to the fiscal third quarter financial results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, “The substantial increase in net sales compared to the same quarter in the prior year was primarily from this fiscal year’s addition of the Palm Harbor businesses, partially offset by seasonally slow home sales as we entered the winter months. Although backlogs were low at the end of the quarter, we look forward to the prospect of improvement in the latter part of the fourth quarter as the spring selling season begins. However, economic and housing headlines highlighting the state of consumer confidence, unemployment, and housing finance issues serve as reminders that the ongoing challenges to our industry persist.”

“During the quarter, our people remained focused on the execution of strategic objectives intended to strengthen the Company’s competitive positions and our capabilities to pursue an increasing variety of sales opportunities. We were particularly pleased with the ongoing business integration process since the Palm Harbor transaction earlier in the fiscal year. The Company began to realize some benefits from the collaboration of our manufacturing and retail business units. The financial services segment also continued to assimilate with the larger organization as well as develop business growth opportunities in diverse markets with niche products and services,” Mr. Stegmayer concluded.

Cavco’s senior management will hold a conference call to review these results tomorrow, February 3, 2012, at 11:00 AM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. We are the second largest producer of HUD code manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes and Palm Harbor Homes. The Company is also a leading producer of park model homes, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Our mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Our insurance subsidiary, Standard, provides property and casualty insurance to owners of manufactured homes.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; our ability to successfully integrate Fleetwood Homes, Palm Harbor, and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, and any future acquisition may adversely impact our liquidity; expansion of retail and manufacturing businesses and entry into new lines of business, namely manufactured housing consumer finance and insurance, through the Palm Harbor transaction; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2011 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

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CAVCO INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,	September 30,
	December 31,	March 31,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,397	$76,513
Restricted cash, current	6,271	436
Accounts receivable, net	12,928	6,571
Short-term investments	5,121	—
Current portion of consumer loans receivable, net	21,619	—
Inventories	62,334	16,036
Assets held for sale	5,285	—
Prepaid expenses and other current assets	7,919	2,495
Debtor-in-possession note receivable	—	40,060
Deferred income taxes	5,860	4,720

Total current assets	162,734	146,831

Restricted cash	452	—
Investments	9,626	—
Consumer loans receivable, net	101,578	—
Inventory finance notes receivable, net	21,328	17,759
Property, plant and equipment, net	50,698	35,993
Goodwill and other intangibles, net	81,587	68,859

Total assets	$428,003	$269,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,421	$3,495
Accrued liabilities	54,864	26,245
Construction lending lines	5,599	—
Current portion of securitized financings	10,797	—
Noncontrolling interest note payable	—	36,000

Total current liabilities	79,681	65,740

Securitized financings	83,376	—
Deferred income taxes	13,327	17,214
Redeemable noncontrolling interest	85,228	35,819
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,890,796 and 6,817,606 shares, respectively	69	68
Additional paid-in capital	131,368	129,211
Retained earnings	34,974	21,390
Accumulated other comprehensive loss	(20)	—

Total stockholders’ equity	166,391	150,669

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$428,003	$269,442

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CAVCO INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net sales	$114,564	$39,612	$343,553	$133,005
Cost of sales	87,642	34,269	272,243	114,042

Gross profit	26,922	5,343	71,310	18,963
Selling, general and administrative expenses	20,535	5,275	59,113	16,000

Income from operations	6,387	68	12,197	2,963
Interest expense	(2,043)	—	(5,420)	—
Other income	440	511	1,055	957
Gain on bargain purchase	—	—	22,009	—

Income before income taxes	4,784	579	29,841	3,920
Income tax expense	(1,804)	(289)	(3,001)	(1,581)

Net income	2,980	290	26,840	2,339
Less: net income attributable to redeemable noncontrolling interest	1,303	266	13,256	1,117

Net income attributable to Cavco common stockholders	$1,677	$24	$13,584	$1,222

Net income per share attributable to Cavco common stockholders:
Basic	$0.24	$0.00	$1.98	$0.19

Diluted	$0.24	$0.00	$1.96	$0.18

Weighted average shares outstanding:
Basic	6,890,517	6,651,928	6,873,078	6,578,732

Diluted	6,951,958	6,841,802	6,936,054	6,860,385

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CAVCO INDUSTRIES, INC.

OTHER OPERATING DATA

(Dollars in thousands)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net sales:
Factory-built housing	$104,931	$39,612	$317,457	$133,005
Financial services	9,633	—	26,096	—

Total net sales	$114,564	$39,612	$343,553	$133,005

Capital expenditures	$434	$221	$2,273	$680
Depreciation	$602	$331	$1,667	$984
Amortization of other intangibles	$880	$14	$2,566	$40

Factory-built homes sold:
by Company owned stores	437	24	1,357	91
to independent dealers, builders & developers	1,535	1,115	4,613	3,600

Total factory-built homes sold	1,972	1,139	5,970	3,691

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